 Exhibit 24

                      POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being an officer or director, or both, of ASSOCIATES FIRST CAPITAL CORPORATION, a
Delaware corporation (the "Company"), do hereby make, constitute and appoint
Roy A. Guthrie, Timothy M. Hayes, and Chester D. Longenecker, and each of them, attorneys-in-fact and agents of the undersigned with full power and authority of substitution and resubstitution, in any and all capacities, to execute for and on behalf of the undersigned the Registration Statement on
Form S-8 relating to the shares of Class A Common Stock of the Company and/or obligations of the Company with values based on the value of Class A Common
Stock and certain other indexes, and any and all pre-effective and post-effective amendments or supplements to the foregoing Registration
Statement and any other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, and all documents and instruments in connection therewith, with the Securities and Exchange
Commission, and with each exchange on which any class of securities of the
Company is registered, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that said attorneys-in-fact and agents, and each of them, deem advisable or necessary to enable the Company to effectuate the intents and purposes hereof, and the undersigned hereby fully ratify and confirm all that said attorneys-in-fact and agents, or any of them, or their respective substitutes, if any, shall do or cause to be done by virtue hereof.

     IN WITNESS HEREOF, each of the undersigned has subscribed his or her name, this 12th Day of February, 1998.

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

/s/ J. Carter Bacot                       /s/ Harold D. Marshall
-----------------------------------
---------------------------------
Name:   J. Carter Bacot                   Name:  Harold D.
Marshall
Title:  Director                          Title: Director

/s/ John M. Devine                        /s/ Keith W. Hughes
-----------------------------------
----------------------------------
Name:  John M. Devine                     Name: Keith W. Hughes
Title: Director                           Title: Chairman of the
Board, Chief
                                          Executive Officer and
Director

/s/ Kenneth Whipple                       /s/ Roy A. Guthrie
----------------------------------
----------------------------------
Name: Kenneth Whipple                     Name: Roy A. Guthrie
Title: Director                           Title: Senior Executive
Vice
                                          President, Chief
Financial
                                           Officer and Director


/s/ H. James Toffey, Jr.                  /s/ John F. Stillo
---------------------------------
----------------------------------
Name:  H. James Toffey, Jr.               Name:  John F. Stillo
Title: Director                           Title: Senior Vice
President,
                                          Comptroller, and
Principal
                                          Accounting Officer



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